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                                                                    EXHIBIT 16.1

                            [Letterhead of KPMG LLP]

October 13, 1999

Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

     We were previously principal auditors for SCM Microsystems, Inc. and under the date of February 23, 1999, we reported on the consolidated financial statements of SCM Microsystems, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997. On October 6, 1999, we resigned. We have read SCM Microsystems Inc.'s statements included under Item 4 of its Form 8-K dated October 13, 1999, and we agree with such statements except that we are not aware of the existence of a condition required to be reported under Item 304(a)(1)(v) of Regulation S-K. Therefore, we take no position with respect to SCM Microsystems, Inc.'s statement contained in paragraph (a)(iv) of Item 4. We are also not in a position to agree or disagree with SCM Microsystems, Inc.'s statement in Item 4(b) regarding the Company's Board of Directors approval of the change in independent accountants and the appointment of Deloitte & Touche LLP as the new principal independent accountants.



Very truly yours,

/s/ KPMG LLP
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KPMG LLP